SCHEDULE 14A INFORMATION
              REVOCATION STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant {X}

     Filed by a Party other than the Registrant {_}

     Check the appropriate box:
     {_} Preliminary Proxy Statement (Revocation of Consent Statement) {_} Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     {_} Definitive Proxy Statement (Revocation of Consent Statement) {X} Definitive Additional Materials
     {X}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    GREAT WESTERN FINANCIAL CORPORATION
                 -----------------------------------------
              (Name of Registrant as Specified in Its Charter)

                 -----------------------------------------
        (Name of Person(s) Filing Proxy Statement, if Other Than the
                               Registrant)

     Payment of Filing Fee (Check the appropriate box):
     {X}  No fee required.

     {_}  Fee computed on table below per Exchange Act Rules 14a-
          6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____

          (4)  Proposed maximum aggregate value of transactions:
               _________________

          (5)  Total fee paid.
     --------
     {_}  Fee paid previously with preliminary materials.

     {_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid: ________________________________

          (2)  Form, Schedule or Registration Statement No.: __________

          (3)  Filing Party: __________________________________________

          (4)  Date Filed: ____________________________________________



                         [GREAT WESTERN LETTERHEAD]

                                                        March 13, 1997

     Dear Great Western Stockholder:

          I am pleased to send you a copy of Great Western's advertisement, "The Great Western/Washington Mutual Merger -- A Superior Combination in Every Way," which appeared today in The New York Times and The Wall Street Journal. As this advertisement demonstrates, this is a superior merger, with a superior partner, for superior value -- for you.

          Based on closing market prices on March 12, 1997, Washington Mutual's offer for Great Western was worth $47.93 per share, compared with $43.31 per share under Ahmanson's unsolicited hostile merger proposal. This 10.7% differential translates into more than $600 million in value for Great Western stockholders.

          Great Western's Board of Directors unanimously opposes Ahmanson's solicitation and urges you NOT to sign the Ahmanson WHITE consent card. We have enclosed a BLUE Consent Revocation Card which we encourage you to sign, date and mail today. If you have any questions, please call our solicitor, Georgeson & Company Inc., at 800-223-2064. Banks and brokers call 212-440-9800.

          We appreciate your continued support.

                              Sincerely,

                              /s/ John F. Maher

                              John F. Maher
                              President & CEO



                         [Newspaper Advertisement]

     TO ALL GREAT WESTERN STOCKHOLDERS:

     The Great Western/Washington Mutual Merger -- A SUPERIOR
     Combination in Every Way

     Last week, Great Western Financial Corporation entered into a definitive merger agreement with Washington Mutual, Inc., one of the nation's leading financial institutions. According to a recent FORTUNE survey of senior executives, outside directors and financial securities analysts in the savings industry, Washington Mutual ranked as the #1 savings institutions in the United States.1

          THIS IS A SUPERIOR MERGER
               WITH A SUPERIOR PARTNER
                         FOR SUPERIOR VALUE

     In comparison to Washington Mutual, H. F. Ahmanson & Company is an inferior institution and its unsolicited hostile merger proposal looks exceedingly weak.

                                              WASHINGTON MUTUAL    AHMANSON

     SUPERIOR STOCKHOLDER RETURN:
       * Current Value (3/7/97) of $100
            Invested 12/31/91                        $353            $242
       * 10-year Cumulative Average Total
            Stockholder Return(2)
            (through 12/31/96)                         23%              9%

     SUPERIOR DIVIDEND HISTORY:
       * Average Annual Increase
            (12/31/91 through 12/31/96)              29.3%              0%

     SUPERIOR FINANCIAL STRENGTH:
       * Non-Performing Assets Ratio(3)
           (the lower the better)                    0.74%           1.70%
       * Tangible Common Capital Ratio(3)
           (the higher the better)                    4.8%            3.3%

     SUPERIOR MARKET VALUATION:
       * Price4 to Book Value Multiple(3)            2.86X           2.12X

     SUPERIOR COST MANAGEMENT:
       *  Efficiency Ratio(3,5)
            (the lower the better)                   51.2%           62.2%

     _________________________________

     1 FORTUNE, March 3 1997, "Where Companies Rank In Their Own Industries." These ratings are based on the following eight attributes: innovativeness; ability to attract, develop and keep talented people; quality of management; quality of products and services; value as long-term investment; financial soundness; community and environmental responsibility; and use of corporate assets. Great Western has neither sought nor obtained permission from the publication for the use of such material.

     2    Assumes reinvestment of dividends.

     3    As of 12/31/96.

     4 As of 2/14/97 (the last trading day prior to the announcement of Ahmanson's merger proposal).

     5 Excludes S.A.I.F. charges for both Washington Mutual and Ahmanson; excludes merger-related charges for Keystone
          Holdings merger for Washington Mutual.


                     AHMANSON AND ITS INFERIOR MERGER PROPOSAL --
                          A LOSING PROPOSITION IN EVERY WAY

        In spite of its inferior proposal, Ahmanson persists in trying to solicit your consent. Great Western's Board of Directors unanimously opposes the Ahmanson solicitation and urges you
          NOT to sign the WHITE consent card sent to you by Ahmanson.


       We urge you to sign, date and mail the BLUE Consent Revocation
                              Card today.


                          [Great Western Logo]

     March 13, 1997

                                   IMPORTANT
               If you have any questions, please call our solicitor,
                              GEORGESON & COMPANY INC.
                          Call toll free:  800-223-2064.
                      Banks and brokers call:  212-440-9800.

     Great Western and certain other persons named below may be deemed to be participants in the solicitation of proxies in favor of the approval of the Merger of Great Western and a wholly-owned subsidiary of Washington Mutual at a special meeting of Great Western stockholders which has not yet been scheduled. The participants in this solicitation may include the directors of Great Western (James F. Montgomery, John F. Maher, Dr. David Alexander, H. Frederick Christie, Stephen E. Frank, John V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E. Siegel and Willis B. Wood, Jr.); the following executive officers of Great Western: J. Lance Erikson (Executive Vice President, Secretary and General Counsel), Carl
     F. Geuther (Vice Chairman and Chief Financial Officer), Michael
     M. Pappas (Vice Chairman and President, Consumer Finance Division), A. William Schenck III (Vice Chairman), Ray W. Sims (Executive Vice President), and Jaynie M. Studenmund (Executive Vice President); and the following other members of management of Great Western: Stephen F. Adams (First Vice President, Associate General Counsel and Assistant Secretary), Bruce F. Antenberg (Senior Vice President-Finance, Treasurer and Assistant Secretary), Barry R. Barkley (Senior Vice President and Controller), Ian D. Campbell (Senior Vice President), Charles Coleman (Vice President, Great Western Bank), Allen D.
     Meadows (Senior Vice President, Great Western Bank), and John A. Trotter (First Vice President, Great Western Bank). As of the date of this communication, James F. Montgomery and John F. Maher beneficially owned 605,488 shares and 611,762 shares of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.